UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 12, 2013, ADK Georgia, LLC (“ADK Georgia”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into: (i) a Sublease Agreement, effective as of June 30, 2013 (the “Van Horne Sublease”), with Tybee NH, LLC (the “Sublessee”), pursuant to which the Sublessee has agreed to sublease from ADK Georgia a 50-bed facility located at 26 Van Horne Street, Tybee Island, Georgia (the “Van Horne Facility”); and (ii) a Sublease Agreement, effective as of June 30, 2013 (the “Rosewood Sublease” and together with the Van Horne Sublease, the “Subleases”), with the Sublessee, pursuant to which the Sublessee has agreed to sublease from ADK Georgia an 85-bed facility located at 7 Rosewood Avenue, Tybee Island, Georgia (together with the Van Horne Facility, the “Facilities”).

The Subleases are each subject to the terms of the master lease between William M. Foster and ADK Georgia dated August 1, 2010 (as amended, the “Master Lease”).  The term of each Sublease will expire on July 31, 2020 and the Sublessee will be required to make lease payments of: (a) $218,484 per annum on the Van Horne Sublease; and (b) $371,424 per annum on the Rosewood Sublease, each Sublease rent payable monthly and subject to rent increases and other charges ((a) and (b) together, the “Sublease Rent Amounts”).  The Sublease Rent Amounts paid by the Sublessee is equal to the rent amount paid by ADK Georgia to lease the Facilities under the Master Lease.

In connection with entering into the Subleases, certain subsidiaries of the Company and certain affiliates of the Sublessee also entered into operations transfer agreements relating to the Facilities, each containing customary terms and conditions.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 13, 2012, the Company was notified by the NYSE MKT LLC (the “Exchange”) that the Company’s plan to regain compliance with certain of the Exchange’s continued listing criteria was accepted.

As previously disclosed in the Company’s Current Report on Form 8-K: (i) on May 17, 2013, the Company received a deficiency letter from the Exchange indicating that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s indication in its Form 12b-25, filed with the Securities and Exchange Commission (“SEC”) on April 16, 2013, that the Company is not able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”) with the SEC by the requisite deadline; and (ii) on April 17, 2013, the Company received a deficiency letter from the Exchange indicating that it is not in compliance with Sections 134 and 1101 of the Company Guide due to its failure to file its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) with the SEC by the requisite deadline.

The Company was afforded the opportunity to submit a plan to regain compliance and: (a) on May 1, 2013, submitted its plan and supporting documentation (the “Plan”) to the Exchange with respect to the Annual Report; and (b) on May 31, 2013, presented to the Exchange supplemental materials in support of the Plan with respect to the Form 10-Q.  On June

13, 2013, the Exchange notified the Company that it accepted the Company’s Plan and granted the Company an extension to regain compliance with the listing standards of the Company guide until: (1) July 16, 2013 with respect to the Annual Report; and (2) August 15, 2013 with respect to the Form 10-Q.  The Company will be subject to periodic review by the Exchange staff during the extension periods.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension periods could result in the Company being delisted from the Exchange.

On June 18, 2013, the Company issued a press release announcing the Exchange’s acceptance of the Plan.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1        Press Release dated June 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Boyd P. Gentry
Boyd P. Gentry
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated June 18, 2013.